Exhibit 32

CERTIFICATION

     In connection with the Form 10-Q of The J. M. Smucker Company for the period ended July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The J. M. Smucker Company and will be retained by The J. M. Smucker Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 11, 2003

/s/ Timothy P. Smucker

Name: Timothy P. Smucker
Title: Co-Chief Executive Officer

/s/ Richard K. Smucker

Name: Richard K. Smucker
Title: Co-Chief Executive Officer and Chief Financial Officer